Schedule 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the registrant  |X|
Filed by a party other than the registrant  |_|

Check the appropriate box:
|_| Preliminary Proxy Statement    |_| Confidential, For Use of the Commission
                                       Only (as permitted by Rule 14a-6(e)(2))
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to Section 240.14a-12

                            Iconix Brand Group, Inc.
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
         |X|   No fee required

         |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

               (1) Title of each class of securities to which transaction applies:

               (2)  Aggregate number of securities to which transaction applies:

               (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

               (4)  Proposed maximum aggregate value of transaction:

               (5)  Total fee paid:

         |_| Fee paid previously with preliminary materials.

         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
         (1) Amount previously paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:

                            ICONIX BRAND GROUP, INC.
                              215 West 40th Street
                            New York, New York 10018


                                                                   July 26, 2005


Dear Fellow Stockholders:

                  You are cordially invited to attend the Annual Meeting of Stockholders which will be held on Thursday, August 25, 2005, at 10:00 A.M., at the offices of the Company, 215 West 40th Street, New York, New York 10018.

                  The Notice of Annual Meeting and Proxy Statement, which follow, describe the business to be conducted at the meeting.

                  Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, please complete, sign, date and return your proxy card in the envelope provided. If the address on the accompanying material is incorrect, please advise our Transfer Agent, Continental Stock Transfer & Trust Company, in writing, at 17 Battery Place, New York, New York 10004.

     Your vote is very important, and we will appreciate a prompt return of your signed proxy card. We hope to see you at the meeting.

                                    Cordially,

                                    Neil Cole
                                    Chairman of the Board,
                                    President and
                                    Chief Executive Officer

                            ICONIX BRAND GROUP, INC.
                              215 West 40th Street
                            New York, New York 10018
--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 25, 2005
--------------------------------------------------------------------------------

To the Stockholders of ICONIX BRAND GROUP, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Iconix Brand Group, Inc. (the "Company") will be held on Thursday, August 25, 2005, at 10:00 A.M. at the Company's offices at 215 West 40th Street, New York, New York 10018, for the following purposes:

1. To elect seven directors to hold office until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

2. To ratify the appointment of BDO Seidman, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005; and

3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         Only stockholders of record at the close of business on July 19, 2005 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                 By Order of the Board of Directors,

                                 Neil Cole
                                 Chairman of the Board, President
                                 and Chief Executive Officer

July 26, 2005
--------------------------------------------------------------------------------

IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING:

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

                                 PROXY STATEMENT

                            ICONIX BRAND GROUP, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON AUGUST 25, 2005


                  This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of ICONIX BRAND GROUP, INC. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on August 25, 2005, including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

                  Management intends to mail this proxy statement and the accompanying form of proxy to stockholders on or about August 1, 2005.

                  Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the meeting and voting in person.

                  The address and telephone number of the principal executive offices of the Company are:

                                    215 West 40th Street
                                    New York, New York 10018
                                    Telephone No.: (212) 730-0030

                       OUTSTANDING STOCK AND VOTING RIGHTS

                  Only stockholders of record at the close of business on July 19, 2005 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 28,828,818 shares of the Company's common stock, $.001 par value per share (the "Common Stock"), the Company's only class of voting securities. Each share of Common Stock entitles the holder to one vote on each matter submitted to a vote at the Annual Meeting.


                                VOTING PROCEDURES

                  The directors will be elected by the affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, provided a quorum is present. All other matters at the Annual Meeting, including ratification of the appointment of BDO Seidman, LLP as the Company's independent registered public accounting firm for its fiscal year ending December 31, 2005, will be decided by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter, provided a quorum is present. A quorum is present if at least a majority of the shares of Common Stock outstanding as of the Record Date are present in person or represented by proxy at the Annual Meeting. Votes will be counted and certified by one or more Inspectors of Election who are expected to be employees of the Company. In accordance with Delaware law, abstentions and "broker non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other person entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated and will, therefore, have no legal effect on the vote on that particular matter.

                  Proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by a proxy will be voted as instructed. Proxies may be revoked as noted above.

                              ELECTION OF DIRECTORS

                  At the Annual Meeting, seven (7) directors will be elected to hold office for a term expiring at the Annual Meeting of Stockholders to be held in 2006. Each director will be elected to serve until a successor is elected and qualified or until the director's earlier resignation or removal.

                  At the Annual Meeting, proxies granted by stockholders will be voted individually for the election, as directors of the Company, of the persons listed below, unless a proxy specifies that it is not to be voted in favor of a nominee for director. In the event any of the nominees listed below is unable to serve, it is intended that the proxy will be voted for such other nominees as are designated by the Board of Directors. Each of the persons named below, who are presently members of the Company's Board of Directors, has indicated to the Board of Directors of the Company that he will be available to serve.

   Name                Age           Position
   ----                ---           --------
   Neil Cole           48            Chairman of the Board,
                                     President and Chief Executive Officer
   William Sweedler    38            Executive Vice President of the Company and
                                     President of JOE  BOXER(R) division
   Barry Emanuel       64            Director
   Steven Mendelow     62            Director
   Michael Caruso      56            Director
   Michael Groveman    44            Director
   Drew Cohen          36            Director

                  Neil Cole has been Chairman of the Board, President and Chief Executive Officer of the Company since February 23, 1993. Mr. Cole founded the Company in 1992. From February through April 1992, Mr. Cole served as a director and as acting President of the Company. Mr. Cole also served as Chairman of the Board, President, Treasurer and a director of New Retail Concepts, Inc. ("NRC"), from its inception in 1986 until it was merged with and into the Company in August 1998. Mr. Cole is an attorney who graduated from Hofstra law school in 1982. In April 2003, Mr. Cole, without admitting or denying the allegations of the Securities and Exchange Commission ("SEC"), consented to the entry by the SEC of an administrative order in which Mr. Cole was ordered to cease and desist from violating or causing any violations or future violation of certain books and records and periodic reporting provisions and the anti-fraud provisions of the Securities Exchange Act of 1934. In addition, Mr. Cole also paid a $75,000 civil monetary fine.

                  William Sweedler has been an Executive Vice President of the Company and President of its Joe Boxer division since July 22, 2005. In 1995, Mr. Sweedler co-founded, Windsong, Inc., an apparel import company, and served as its President until March 2001, at which time he co-founded the Windsong Allegiance Group, LLC, serving as its Chief Executive Officer until joining the Company, and purchased the Joe Boxer, Hathaway, new Frontier and Como Sport brands. Mr. Sweedler graduated from Babson College with a B.S. in Finance & Investments in 1989. He is a member of the Young President's Organization and donates his time to local and national charities.

                  Barry Emanuel has been a director of the Company since May 1993. For more than the past five years, Mr. Emanuel has served as President of Copen Associates, Inc., a textile manufacturer located in New York, New York.

                  Steven Mendelow has been a director of the Company since December 1999 and has been a principal with the accounting firm of Konigsberg Wolf & Co. and its predecessor, which is located in New York, New York, since 1972. Mr. Mendelow was a director of NRC from April 1, 1992 until NRC merged into the Company in August 1998.

                  Michael Caruso has been a director of the Company since November 2003. He has over 30 years of experience in branded apparel manufacturing, sales, marketing and licensing. He co-founded Michael Caruso & Company in 1978 and created the BONGO brand name in 1982. He headed Michael Caruso & Company, which sold BONGO branded jeans and apparel, from its inception until 1998, when the company was sold to Iconix Brand Group, Inc. Mr. Caruso currently serves as a member of the Board of Directors for St. Johns Medical Center, Charture Institute and The Hotchkiss School and manages a diversified portfolio of family investments. Mr. Caruso is a 1970 graduate of the University of Texas.

                  Michael Groveman has been a director of the Company since April 2004. He has served since 1990 as the Chief Executive Officer of Bill Blass Ltd., a leader in sophisticated fashion, with over 40 licenses for products ranging from accessories and eyewear to furniture. Mr. Groveman is responsible for creating and executing the strategic direction and vision for the company. Prior to joining Bill Blass, he was a manager in the accounting firm of Ferro, Berdon and Company in New York. Mr. Groveman has a B.A. in accounting from Long Island University C.W. Post.

                  Drew Cohen has been a director of the Company since April 2004. He is the General Manager of Music Theatre International (MTI), which represents the dramatic performing rights of classic properties such as "West Side Story," and "Fiddler on the Roof," and licenses over 50,000 performances a year around the world. Before joining MTI in September, 2002, Mr. Cohen was from July 2001 the Director of Investments for Big Wave NV, and prior to that, General Manager for GlassNote Records, an independent record company. Mr. Cohen holds a B.S. degree from Tufts University, a J.D. from Fordham Law School, and an M.B.A. from Harvard Business School.

                  All directors hold office until the next annual meeting of stockholders or until their successors are elected and qualified. In connection with its acquisition of the Joe Boxer brand, the Company has agreed, under certain circumstances, to recommend and include William Sweedler on the slate of director nominees to the Company's Board included in the Company's proxy statement in connection with its Annual Meeting of Stockholders relating to the annual election of its directors. Mr. Sweedler has been included as a director nominee in this proxy statement pursuant to such agreement.

                              DIRECTOR INDEPENDENCE

                  The Board has determined that Messrs. Emanuel, Mendelow, Groveman and Cohen meet the director independence requirements of the Marketplace Rules of the National Association of Securities Dealers, Inc. ("NASD") applicable to NASDAQ listed companies.


                            CODE OF BUSINESS CONDUCT

                  The Company has adopted a Code of Business Conduct that applies to its employees, including its senior management, including its Chief Executive Officer, Chief Financial Officer, Controller and persons performing similar functions. Copies of the Code of Business Conduct can be obtained, without charge, upon written request, addressed to: Corporate Secretary, Iconix Brand Group, Inc., 215 West 40th Street, New York, New York 10018.


                          COMMUNICATIONS WITH THE BOARD

                  The Board of Directors, through its Corporate Governance/Nominating Committee (the "Nominating/Governance Committee"), has established a process for stockholders to send communications to the Board of Directors. Stockholders may communicate with the Board of Directors individually or as a group by writing to: The Board of Directors of Iconix Brand Group, Inc. c/o Corporate Secretary, 215 West 40th Street, New York, NY 10018. Stockholders should identify their communication as being from a stockholder of the Company. The Corporate Secretary may require reasonable evidence that the communication or other submission is made by a stockholder of the Company before transmitting the communication to the Board of Directors.

                       CONSIDERATION OF DIRECTOR NOMINEES

                  Stockholders of the Company wishing to recommend director candidates to the Nominating/Governance Committee must submit their recommendations in writing to the Nominating/Governance Committee, c/o Corporate Secretary, Iconix Brand Group, Inc., 215 West 40th Street, New York, NY 10018.

                  The Nominating/Governance Committee will consider nominees recommended by the Company's stockholders provided that the recommendation contains sufficient information for the Nominating/Governance Committee to assess the suitability of the candidate, including the candidate's qualifications. Candidates recommended by stockholders that comply with these procedures will receive the same consideration that candidates recommended by the Committee receive. The recommendations must also state the name of the stockholder who is submitting the recommendation. In addition, it must include information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under NASD Marketplace Rule 4200, or, alternatively, a statement that the recommended candidate would not be so barred. Each nomination is also required to set forth a representation that the stockholder making the nomination is a holder of record of capital stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to vote for the person or persons nominated; a description of all arrangements and understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination was made by the stockholder; such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission ("SEC") had the nominee been nominated by the Board of Directors; and the consent of each nominee to serve as a director of the Company if so elected. A nomination which does not comply with the above requirements or that is not received by the deadline referred to below will not be considered.

                  The qualities and skills sought in prospective members of the board are determined by the Nominating/Governance Committee. The Nominating/Governance Committee generally requires that director candidates be qualified individuals who, if added to the Board, would provide the mix of director characteristics, experience, perspectives and skills appropriate for the Company. Criteria for selection of candidates will include, but not be limited to: (i) business and financial acumen, as determined by the Committee in its discretion, (ii) qualities reflecting a proven record of accomplishment and ability to work with others, (iii) knowledge of the Company's industry, (iv) relevant experience and knowledge of corporate governance practices, and (v) expertise in an area relevant to the Company. Such persons should not have commitments that would conflict with the time commitments of a Director of the Company.

            DEADLINE AND PROCEDURES FOR SUBMITTING BOARD NOMINATIONS

                  A stockholder wishing to nominate a candidate for election to the Board at the Annual Meeting of Stockholders to be held in 2006 is required to give written notice containing the required information specified above addressed to the Nominating/ Governance Committee, c/o Secretary of the Company, Iconix Brand Group, Inc., 215 West 40th Street, New York, NY 10018 of his or her intention to make such a nomination. The notice of nomination and other required information must be received by the Company's Secretary no later than the latest date upon which stockholder proposals must be submitted to the Company for inclusion in the Company's proxy statement relating to such meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or other applicable rules or regulations under the federal securities laws or, if no such rules apply, at least 90 days prior to the date one year from the date of the immediately preceding annual meeting of stockholders.

                  With respect to the deadlines discussed above, if the date of the Annual Meeting of Stockholders to be held in 2006 is advanced by more than thirty days or delayed (other than as a result of adjournment) by more than thirty days from the anniversary of the Annual Meeting held in 2005, a stockholder must submit any such proposal to the Company no later than the close of business on the sixtieth day prior to the date of the 2006 Annual Meeting.

Board Of Directors and Committee Meetings

                  During the fiscal 11 month year ended December 31, 2004 ("11-month Current Year"), the Board of Directors held 12 meetings (including three executive sessions of the independent board members). In addition, the Board took action by unanimous written consent in lieu of meetings.

                  The Company's Nominating/Governance Committee consists of Barry Emanuel, Steve Mendelow, Michael Groveman and Drew Cohen. Each member of the Nominating/Governance Committee is an independent director under the marketplace rules of the NASD applicable to NASDAQ listed companies. The Nominating/Governance Committee, among other things, assists the Board in identifying individuals qualified to become Board members and develops and recommends to the Board a set of corporate governance guidelines applicable to the Company. The Nominating/Governance Committee is also responsible for making recommendations to the Board of Directors with respect to compensation of the Company's executive officers. The Nominating/Governance Committee held four meetings during the 11-month Current Year. A copy of the charter of the Nominating/Governance Committee, which is not available on the Company's website, was attached as Appendix A to the Company's Definitive Proxy statement on Schedule 14A that was filed with the SEC on August 11, 2004.

                  The Company has an audit committee of the Board of Directors ("Audit Committee") consisting of Messrs. Mendelow, Groveman and Cohen. Each member of the Audit Committee is an "independent director" under the marketplace rules of the NASD applicable to NASDAQ listed companies and applicable SEC rules. The Company's Board has determined that Mr. Mendelow is the Company's financial expert under applicable SEC rules and NASD Marketplace rules. The Audit Committee, among other things, selects the firm to be appointed, subject to stockholder ratification, as the independent registered public accounting firm to audit the Company's financial statements, reviews significant accounting and reporting issues and developments, reviews and discusses the scope and results of each audit with the independent accountants, reviews with management and the independent accountants the Company's interim and year-end operating results and considers the adequacy of the internal accounting controls and audit procedures of the Company. The Audit Committee may also conduct inquiries into the Company's operations, including, without limitation, inquiries to ensure compliance with applicable laws, securities rules and regulations and accounting standards. The Audit Committee held six meetings during the 11-month Current Year.

                  As discussed below, the Company had a compensation committee of the Board of Directors ("Compensation Committee") during the 11-month Current Year which held one meeting during the 11-month Current Year.

Compensation Committee Interlocks and Insider Participation

                  The Board has a Nominating/Governance Committee, whose functions now include those of the Compensation Committee, which was consolidated into the Nominating/Governance Committee during the 11-month Current Year. Prior to expanding the duties and responsibilities of the Nominating/Governance Committee to include those relating to executive compensation, decisions as to executive compensation were made by the Compensation Committee of the Company's Board of Directors. During the 11-month Current Year, none of the executive officers of the Company served on the board of directors or the compensation committee of any other entity, that has officers that serve on the Company's Board of Directors or Nominating/Governance Committee or that served on the Compensation Committee.


Compliance with Section 16(a) of Securities Exchange Act of 1934

                  Section 16(a) of Securities Exchange Act of 1934 requires the Company officers and directors, and persons who beneficially own more than 10 percent of a registered class of the Company equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10 percent owners are required by certain SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

                  Based solely on the Company's review of the copies of such forms received by it, the Company believes that during 11-month Current Year, there was compliance with the filing requirements applicable to its officers, directors and 10% stockholders of the Common Stock, except that a Form 4 to report a grant of options to Drew Cohen in April 2004 was filed two days late and a Form 4 with respect to the purchase of shares of common stock by Robert D'Loren, a former director of the Company, was filed two days late. The Form 4s relating to the automatic grants of shares of common stock in March 2004 to Messrs. Caruso, Emanuel, Mendelow and D'Loren, under the Company's Non-Employee Director Stock Incentive Plan were also filed several days late. Late forms were also filed by Hubert Guez and Sweet Sportswear, Inc., former 10% stockholders, in June 2004 with respect to various sales of common stock.

                               EXECUTIVE OFFICERS

                  In addition to Mr. Cole and Mr. Sweedler, the other executive officers of the Company, their positions with the Company and certain other information with respect to these officers, as of the Record Date, are set forth below:

     Name                                Age      Position
     ----                                ---      --------
     David Conn                          38       Executive Vice President
     Deborah Sorell Stehr                43       Senior Vice President,
                                                  Secretary and General Counsel
     Warren Clamen                       40       Chief  Financial Officer

             David Conn joined the Company in May 2004 as Executive Vice President. Mr. Conn had previously been with the Company from 1995 to 2000 in the capacity as Vice President of Marketing. After leaving the Company in May 2000, Mr. Conn joined Columbia House where he oversaw the company's internet business responsible for online advertising, sales promotion and customer retention. During his tenure, Columbia House grew to become one of the ten larges e-commerce sites on the internet. Mr. Conn has also been active in the Direct Marketing Association serving on their Ethics Policy Committee. Mr. Conn's prior experience includes marketing positions with The Discovery Channel and CCM, a New York based marketing and promotion agency

                  Deborah Sorell Stehr joined the Company in December 1998 as Vice President and General Counsel, and was promoted to Senior Vice President in November 1999. She has served as Secretary of the Company since June 1999 and sits on the Board of Directors of numerous of its subsidiaries. From September 1996 to December 1998, Ms. Sorell Stehr was Associate General Counsel with Nine West Group Inc. ("Nine West"), a women's' footwear corporation with sales approximating $2.0 billion, where Ms. Sorell Stehr was primarily responsible for overseeing legal affairs relating to domestic and international contracts, intellectual property, licensing, general corporate matters, litigation and claims. Prior to joining Nine West, Ms. Sorell Stehr practiced law for nine years at private law firms in New York City and Chicago in the areas of corporate law and commercial litigation.

                   Warren Clamen joined the Company in March 2005, as the Company's Chief Financial Officer.. From June 2001 until March 2005, Mr. Clamen served as the Vice President of Finance of Columbia House, one of the world's largest licensees of content for music and film. From December 1998 to June 2001, he was Vice President of Finance of Marvel Entertainment, Inc., one of the world's largest public licensing companies. Prior to that time, Mr. Clamen served as the Director, International Management of Biochem Pharma Inc. a public company located in Montreal, Canada, whose securities had traded on NASDAQ, and a Senior Manager at Richter, Usher and Vineberg, an accounting firm also located in Montreal, Canada. Mr. Clamen is a Certified Public Accountant and a Chartered Accountant and received a Bachelor of Commerce and Graduate Diploma in Public Accounting from McGill University in Montreal.

                  All officers serve at the discretion of the Company's Board of Directors.

                             EXECUTIVE COMPENSATION

         The following table sets forth all compensation paid or accrued by the Company for the 11-month Current Year, and the fiscal years ended January 31, 2004 and 2003, to or for the Chief Executive Officer and for the other persons that served as executive officers of the Company during the 11-month Current Year whose salaries for the 11-month Current Year exceeded $100,000 (collectively, the "Named Persons"):



                                                          Summary Compensation Table
                                                                                                 Long-Term
                                                                                              Compensation
                                        Annual Compensation                                         Awards
                                                                                     Other      Securities
                                 Fiscal             Salary        Bonus (1)    Annual Com-      Underlying      All Other
                                  Year                                           pensation         Options  Compensations
Neil Cole               11-month Current Year    $458,333          $100,000           $  -               -    $136,518(2)
Chairman, President &          Fiscal 2004         483,333                -              -               -      62,700(2)
Chief Executive Officer        Fiscal 2003         487,500                               -         615,000      31,503(2)

Deborah Sorell Stehr    11-month Current Year      220,780                -              -          40,000              -
Senior Vice President &        Fiscal 2004         227,440                -              -          60,000
General Counsel                Fiscal 2003         215,625                -              -               -              -

David Conn              11-month Current Year      125,000                -              -         200,000              -
Executive Vice President       Fiscal 2004               -                -              -               -              -
                               Fiscal 2003               -                -              -               -              -

Richard Danderline(3)   11-month Current Year      206,250                -              -               -              -
Executive Vice President-      Fiscal 2004         217,500                -              -               -              -
Finance & Operations           Fiscal 2003         219,375           50,000              -               -              -


(1) Represents bonuses accrued under employment agreements.
(2) Represents Company paid premiums on a life insurance for the benefit of the beneficiaries of Mr. Cole. (3) Mr. Danderline's employment with the Company ceased in June 2005.




Option Grants in the 11-month Current Year

         The following table provides information with respect to individual stock options granted during the 11-month Current Year to each of the Named Persons who received options during the 11-month Current Year:


                         Number of
                        Securities        % of Total                                  Potential Realizable Value
                        Underlying      Options Granted     Exercise                  at Assumed Annual Rates
                          Options         to Employees        Price        Expiration of Stock Price Appreciation
Name                    Granted(#)       in Fiscal Year     ($/share)         Date        for Option Term (3)
----                    ----------      ---------------    ----------         ----    --------------------------
                                                                                        5%($)           10%($)
Neil Cole                       -                 -            -               -            -                -
Deborah Sorell Stehr    40,000(1)              2.7%        $2.66       8/20/2014       66,914          169,574
David Conn             200,000(2)             13.7%        $2.54       5/27/2014      319,478          809,621
Richard Danderline              -                 -            -               -            -                -


(1) Ms. Stehr's 40,000 options vest as to one-third on each of August 20, 2004, 2005 and 2006.

(2)  Mr. Conn's options vest 75,000 on May 28, 2004,  50,000 on May 28, 2005 and
     75,000 on May 28, 2006.

(3) The potential realizable value columns of the table illustrate values that might be realized upon exercise of the options immediately prior to their expiration, assuming the Company's Common Stock appreciates at the compounded rates specified over the term of the options. These amounts do not take into account provisions of options providing for termination of the option following termination of employment or non-transferability of the options and do not make any provision for taxes associated with exercise. Because actual gains will depend upon, among other things, future performance of the Common Stock, there can be no assurance that the amounts reflected in this table will be achieved.


         The following table sets forth information as of December 31, 2004, with respect to exercised and unexercised stock options held by the Named Persons. Mr. Cole, Ms. Stehr and Mr. Danderline exercised 410,000, 100,000 and 135,000 options, respectively, during the 11-month Current Year.

Aggregated Options Exercises in the 11-month Current Year and Year-End Option Values


                                                          Number of Securities             Value of Unexercised
                                                         Underlying Unexercised            In-The-Money Options
                      Shares Acquired                 Options at December 31, 2004(#)  at December 31, 2004($) (1)
                           on              Value      -------------------------------  ---------------------------
Name                    Exercise (#)     Realized ($) Exercisable     Unexercisable    Exercisable   Unexercisable
                      ---------------    ------------ ------------  -----------------  -----------   -------------
Neil Cole                    410,000      $1,453,900    2,685,875         200,000      $7,222,777       $530,000
Deborah Sorell Stehr         100,000         377,668      160,000          30,000         529,650         82,200
Richard Danderline           135,000         496,767            -          25,000               -        102,970

(1) An option is "in-the-money" if the year-end closing market price per share of the Company's Common Stock exceeds the exercise price of such options. The closing market price on December 31, 2004 was $5.40.


Employment Contracts and Termination and Change-in-Control Arrangements

                  On March 29, 2005, the Company entered into an Employment Agreement with Neil Cole to serve as President and Chief Executive Officer for a term expiring on December 31, 2007, at an annual base salary for $500,000 in 2005, $550,000 in 2006 and $600,000 in 2007. In addition, the Employment
Agreement provides for the Company to pay to Mr. Cole an additional salary of $250,000, payable in four (4) equal installments upon the signing of the

Employment Agreement, and April 1, July 1 and October 3, 2005, provided that Mr. Cole is employed by the Company on such respective dates. Under the Employment Agreement, for each year in which the Company meets at least 100% of its earnings before interest, taxes, depreciation and amortization of fixed assets and intangible assets ("EBITDA") target, (as determined by the Board), the Company will pay to Mr. Cole a bonus in an amount equal to $100,000 for 2005, $150,000 for 2006 and $200,000 for 2007. In addition, Mr. Cole shall receive a bonus equal to 5% of the amount, if any, by which the Company's actual EBITDA, for a fiscal year exceeds the greater of (a) such EBITDA, and (b) the highest amount of actual EBITDA, previously achieved during the term of the Employment Agreement, provided that the amounts of prior negative EBITDA shall reduce such EBITDA in the year for which the determination is made in determining whether and by how much such amounts set forth in (a) and (b) were exceeded. Mr. Cole is also entitled to customary benefits, including participation in management incentive and benefit plans, reimbursement for automobile expenses, reasonable travel and entertainment expenses and a life insurance policy to benefit Mr. Cole's designated beneficiaries in the sum of $5,000,000. The Employment Agreement provides that Mr. Cole will receive an amount equal to three times his annual compensation, plus accelerated vesting or payment of deferred compensation, options, stock appreciation rights or any other benefits payable to Mr. Cole in the event that within twelve months of a "Change In Control", as defined in the Agreement, Mr. Cole is terminated by the Company without "Cause" or if Mr. Cole terminates his agreement for "Good Reason", as such terms are defined in the Agreement. Pursuant to the Agreement Mr. Cole was granted, under one of the Company's stock option plans, options to purchase 800,000 shares of common stock at $4.62 per share, which options vested immediately.

                  The Company entered into an agreement with Mr. Cole that provides that if the Company is sold and immediately thereafter Mr. Cole is no longer employed by the Company or its successor in the capacity in which he was employed prior to the sale, Mr. Cole would receive a payment equal to 5% of the sale price in the event that sale price is at least $5.00 per share or equivalent with respect to an asset sale. Mr. Cole agreed not to compete with the Company for a period of twelve months after a sale resulting in such payment.

                  The Company has entered into an employment agreement with Deborah Sorell Stehr that was effective on February 1, 2004 and expires on January 31, 2006 and provides for her to receive a base salary of $240,000 for the first year and $245,000 for the last year of the agreement for performance on a full time basis, however, Ms. Sorell Stehr has agreed to receive a reduced salary in connection with a reduction in hours. Ms. Sorell Stehr is also eligible for a bonus pursuant to the Company's executive bonus program and to customary benefits, including participation in management incentive and benefit plans, reimbursement for automobile expenses, reasonable travel and entertainment expenses and a life insurance policy. The agreement provides that Ms. Sorell Stehr will receive an amount equal to $100 less than three times her annual compensation, plus accelerated vesting or payment of deferred compensation, options, stock appreciation rights or any other benefits payable to Ms. Sorell Stehr in the event that within twelve months of a "Change in Control", Ms. Sorell Stehr is terminated by the Company without "Cause" or Ms. Sorell Stehr terminates her agreement for "Good Reason", as such terms are defined in her employment agreement.

                  The Company has entered into an employment agreement as of April 17, 2004 with David Conn pursuant to which Mr. Conn is employed as an Executive Vice President of the Company. The employment agreement provides that Mr. Conn will be employed by the Company for a two-year term ("Term") subject to earlier termination as specified in the agreement. The employment agreement also provides for Mr. Conn to receive a base annual salary of $200,000 per year for the first year of the Term and $225,000 for the second year of the Term and certain fringe benefits. In addition, he is eligible to participate in any executive bonus program of the Company then in effect. In accordance with the terms of the employment agreement, on May 28, 2004, the Company granted to Mr. Conn options to purchase 200,000 shares of the Company's common stock at $2.54 per share (the "Options"). The Options expire on March May 28, 2014, subject to earlier termination under certain conditions if Mr. Conn ceases to be employed by the Company, and vesting as to 75,000 on May 28, 2004, 50,000 on May 17, 2005 and 75,000 on May 17, 2006. The employment agreement also provides for Mr. Conn to receive certain severance payments if the Company terminates the employment agreement other than for cause.

                  The Company has entered into an employment agreement effective July 22, 2005 with William Sweedler pursuant to which Mr. Sweedler is employed as an Executive Vice President of the Company and President of its Joe Boxer division. The employment agreement provides that Mr. Sweedler will be employed by the Company for a four year term subject to earlier termination as specified in the agreement. The employment agreement also provides for Mr. Sweedler to receive an annual base salary of $400,000 and additional salary of $50,000 for the first year of his employment term, and an annual base salary of $450,000 during the second year of his employment term, $500,000 for the third year and $550,000 for the fourth year of his employment term. In addition, the agreement provides for Mr. Sweedler to receive a percentage of revenue based royalty bonuses if the annual revenues generated by the Joe Boxer division exceed certain specified amounts for the periods indicated in his employment agreement. The employment agreement provides that Mr. Sweedler will receive an amount equal to $100 less than three times his annual compensation in the event that within twelve months of a "Change of Control", as defined in the employment agreement, Mr. Sweedler is terminated by the Company without "Cause" or if Mr. Sweedler terminates his agreement for "Good Reason" (with one exception), as such terms are defined in the employment agreement. Pursuant to the employment agreement Mr. Sweedler was granted a ten-year to purchase 1,425,000 shares of the Company's common stock, a majority of which will vest only if the Joe Boxer division meets certain revenues goals.

                  The Company has entered into an employment agreement effective March 9, 2005 with Warren Clamen pursuant to which Mr. Clamen is employed as the Company's Chief Financial Officer. The employment agreement provides that Mr. Clamen will be employed by the Company for a two-year term ("Employment Term") subject to earlier termination as specified in the agreement. The employment agreement also provides for Mr. Clamen to receive a base annual salary of $225,000 per year for the first year of the Employment Term and no less than $240,000 for the second year of the Employment Term and certain fringe benefits. In addition, he is eligible to participate in any executive bonus program of the Company then in effect. In accordance with the terms of the employment agreement, on March 9, 2005 the Company granted to Mr. Clamen options to purchase 200,000 shares of the Company's common stock at $5.06 per share (the "Options"). The Options expire on March 9, 2015, subject to earlier termination under certain conditions if Mr. Clamen ceases to be employed by the Company, and vest immediately as to 100,000 of the Options and on June 1, 2005 as to the remaining 100,000 of the Options. The employment agreement also provides for Mr. Clamen to receive certain severance payments if the Company terminates the employment agreement other than for cause.

                  Richard Danderline, who served as the Executive Vice President, Finance and Operations during the 11-month Current Year, effective January 1, 2005, was employed part time as the Vice President of Finance pursuant to an agreement with a term that expired on June 30, 2005. Under the agreement, Mr. Danderline had a base salary at an annual rate of $225,000, pro-rated to reflect the number of days (assuming a five-day a week) that Mr. Danderline works.

Compensation of Directors

                  During the 11-month Current Year, Messrs. Emanuel, Mendelow, Caruso and Cohen (each an "Outside Director") each received a grant of Common Stock from the Company under the Company's Non-Employee Director Stock Incentive Plan having a value of $20,000 in compensation for attending board meetings.

                  Each Outside Director also received $1,000 for each Committee meeting that he or she attended. In addition the chair of each of the Company's Audit and Nominating/Governance Committees received a fee of $5,000 per year.

                  Under the Company's 2002 Stock Option Plan (the "2002 Plan"), 2001 Stock Option Plan (the "2001 Plan"), 2000 Stock Option Plan (the "2000 Plan") and 1997 Stock Option Plan (the "1997 Plan"), non-employee directors are eligible to be granted non-qualified stock options.

                  The Company's Board of Directors, or the Stock Option Committee of the 2002 Plan, 2001 Plan, 2000 Plan or the 1997 Plan, if one is appointed, has discretion to determine the number of shares subject to each non-qualified option (subject to the number of shares available for grant under the 2002 Plan, 2001 Plan, 2000 Plan or the 1997 Plan, as applicable), the exercise price thereof (provided such price is not less than the par value of the underlying shares of the Company's Common Stock under the 2000 Plan or not less than the fair value of Common Stock under the 1997 Plan, 2001 Plan and 2002
Plan), the term thereof (but not in excess of 10 years from the date of grant, subject to earlier termination in certain circumstances), and the manner in which the option becomes exercisable (amounts, intervals and other conditions). During the 11-month Current Year, Messrs. Groveman and Cohen received a grant of 60,000 shares of options each with an exercise price of $2.06 per share under the 2001 Plan. D'Loren received a grant of 100,000 shares of options with an exercise price of $2.67 per share under 2002 Plan. He also received a grant of 50,000 shares relating to the Company's acquisition of certain Assets of B.E.M. Enterprise, Ltd. relating to the BADGLEY MISCHKA trademark.

Report on Executive Compensation

                  During the 11-month Current Year the Company had a Compensation Committee that was dissolved in July 2004 and the functions previously handled by the Compensation Committee are being exercised by the Nominating/Governance Committee. Compensation of the Company's executive officers is determined by the Board of Directors pursuant to recommendations made by the Nominating/Governance Committee and in accordance with the terms of the respective employment agreements of certain executive officers in effect prior to the formation of the Board Committee. There is no formal compensation policy for the Company's executive officers, other than the employment agreements described above. Compensation for executive officers consists of base salary, bonus and stock option awards.

                  Base Salary. The base salary of the Company's executives are fixed pursuant to the terms of their respective employment agreements with the Company and, when a contract is up for review, upon a comprehensive review of salaries for executives in the market place for comparable positions and abilities, experience and, where applicable, performance of the executive. The applicable Board Committee reviews the salaries of executive officers for reasonableness based on job responsibilities and a review of compensation practices for comparable positions at corporations which compete with the Company in its business or are of comparable size and scope of operations. The Committee's recommendations to the Board of Directors are based primarily on informal judgments reasonably believed to be in the best interests of the Company. In determining the base salaries of certain of the Company's executives whose employment agreements were up for renewal, the Committee considered the Company's performance and growth plans.

                  Bonuses. To the extent not covered by the Company's employment agreements with its executive officers, the Committee determines bonuses for its executive officers, based on the Company's overall performance, profitability, working capital management and other qualitative and quantitative measurements, including individual performance goals based upon the Company's budget and financial objectives. In determining the amount of bonuses awarded, the Committee considers the Company's revenues and profitability for the applicable period and each executive's contribution to the success of the Company. The Company's Chief Executive Officer received a bonus during the 11-Month Current Year which was deemed appropriate based upon his existing employment agreement and the Company's operating results during the fiscal year.

                  Stock Options. Stock option awards are intended to attract, retain and motivate personnel by affording them an opportunity to receive additional compensation based upon the performance of the Company's Common Stock. The size and grant of actual awards is determined by the Committee on an individual basis, taking into account the individual's role in the Company and standard principals of reward, retention and recognition to which option grants are geared. The Committee's determination as to the size of actual awards to individual executives is subjective, after taking into account the relative responsibilities and contributions of the individual employee.

The Board of Directors:

Neil Cole
Barry Emanuel
Steven Mendelow
Michael Caruso
Michael Groveman
Drew Cohen

Stock Performance Graph

         The following line graph compares from February 1, 2000 to December 31, 2004 the cumulative total stockholder return on the Company's Common stock with the cumulative total return on stocks of companies comprising the NASDAQ Market Index and a peer group assuming $100 was invested on February 1, 2000 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of all dividends, if any, paid on such securities. The Company has not paid any cash dividends and, therefore, the cumulative total return calculation for the Company is based solely upon stock price appreciation and not upon reinvestment of cash dividends. The peer group consists of Cherokee, Inc. and Mossimo, Inc. The business of the companies in the peer group are representative of companies that license intellectual property, as that represents the majority of the Company's current business operations. Historical stock price is not necessarily indicative of future stock price performance.



                                ------------------------------------FISCAL YEAR ENDING-------------------------------
                                                                                                        Eleven Months
                                                                                                                Ended
COMPANY/INDEX/MARKET                1/31/2000    1/31/2001      1/31/2002     1/31/2003       1/31/2004    12/31/2004

Iconix Brand Group, Inc.             $100.00     $109.40       $109.40       $206.00        $231.00        $540.00
Peer Group                           $100.00     $129.31       $129.31       $195.42        $230.91        $356.70
NASDAQ Market Index                  $100.00     $ 71.60       $ 71.60       $ 50.44        $ 54.65        $ 57.88


                          VOTING SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


                  The following table sets forth certain information as of the Record Date, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock; (ii) each of the Named Persons; (iii) each of the Company's directors and nominees for director; and (iv) all executive officers and directors as a group:

                                                               Amount and
                                                                Nature of                               Percentage of
                                                                Beneficial                                Beneficial
            Name and Address of                                Ownership (2)                               Ownership
            Beneficial Owner (1)
----------------------------------------------------   ----------------------------------------   -------------------------
Neil Cole                                                           4,562,075(3)                             14.0%
                                                                                                              8.3%
Michael Caruso                                                      2,381,737(4)
   Claudio Trust dated February 2, 1990
   P.O. Box 11360 Jackson, WY 83002

Michael Caruso                                                      2,391,628(5)                              8.3%

Barry Emanuel                                                         403,646(6)                              1.4%

Steven Mendelow                                                       364,521(7)                              1.3%

Deborah Sorell Stehr                                                  175,000(8)                                *
David Conn                                                            175,000(9)                                *
Richard Danderline                                                     25,000                                   *

Michael Groveman                                                       45,643(10)                               *

Drew Cohen                                                             45,643(11)                               *

William Sweedler                                                          ---(12)

All executive officers and directors                                                                         24.8%
as a group (nine persons)                                           8,363,156(13)


*       Less than 1%

(1) Unless otherwise indicated, each beneficial owner has an address c/o the Company 215 West 40th Street, New York, New York 10018.

(2) A person is deemed to have beneficial ownership of securities that can be acquired by such person within 60 days of the Record Date, upon exercise of warrants or options. Consequently, each beneficial owner's percentage ownership is determined by assuming that warrants or options held by such person (but not those held by any other person) and which are exercisable within 60 days from the Record Date, have been exercised. Unless otherwise noted, the Company believes that all persons referred to in the table have sole voting and investment power with respect to all shares of Common Stock reflected as beneficially owned by them.

(3) Includes 3,685,875 shares of Common Stock issuable upon exercise of options, 856,200 shares of Common Stock owned by Mr. Neil Cole, and 20,000 shares of Common Stock owned by Mr. Cole's children. Does not include 15,194 shares held in Mr. Cole's account under the Company's 401(k) savings plan for which Mr. Cole has no current voting or dispositive powers. Does not give effect to voting rights that may be held by Mr. Cole pursuant an irrevocable proxy with respect to all of the shares of the Company's common stock owned by Sweet Sportswear, Inc. in favor of Messrs. Cole and/or such other members of the Company's Board designated from time to time by a majority of the Board, to vote at any meeting of the Company's stockholders or provide consent in lieu of a meeting, as the case may be, but only in favor of a matter approved by the Board or otherwise at the direction of the Board. The proxy expires on April 23, 2012.

(4) Represents shares held by Claudio Trust dated February 2, 1990, of which Mr. Caruso is the trustee.

(5) Includes 2,381,737 shares held by Claudio Trust dated February 2, 1990, of which Mr. Caruso is the trustee and 9,891 shares of Common Stock owned by Michael Caruso.

(6) Includes 355,250 shares of Common Stock issuable upon exercise of options and 48,396 shares of Common Stock owned by Mr. Emanuel.

(7) Includes 245,250 shares of Common Stock issuable upon exercise of options, 58,521 shares of Common Stock owned by Mr, Mendelow, and 60,750 shares of Common Stock owned by C&P Associates, with which Mr. Mendelow and his wife are affiliated.

(8) Represents shares of Common Stock issuable upon exercise of options. Does not include 9,985 shares held in Ms. Sorell Stehr's account under the Company's 401(k) savings plan for which Ms. Sorell Stehr has no current voting or dispositive powers.

(9)  Represents shares of Common Stock issuable upon exercise of options.

(10) Represents 40,000 shares of Common Stock issuable upon exercise of options and 5,643 shares of Common Stock owned by Michael Groveman.

(11) Represents 40,000 shares of Common Stock issuable upon exercise of options and 5,643 shares of Common Stock owned by Drew Cohen.

(12) Does not include shares issuable upon exercise of 1,425,000 options granted to Mr. Sweedler subsequent to the Record Date.

(13) Includes 4,916,375 shares of Common Stock issuable upon exercise of options.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On May 1, 2003, the Company granted KCP, Inc. the exclusive worldwide license to design, manufacture, sell, distribute and market footwear under the BONGO brand. The CEO and Chairman of KCP, Inc. is Kenneth Cole, who is the brother of Neil Cole, the CEO and President of the Company. During the 11 - month Current Year, the Company received $1.1 million in royalties from KCP.

         During Fiscal 2002, Neil Cole, Chairman of the Board, President and CEO of the Company founded The Candie's Foundation ("the Foundation"), a charitable foundation whose purpose is to raise national awareness concerning the consequences of teenage pregnancy. At December 31, 2004, the Company had a balance of $227,000 due from the Foundation, net of a $50,000 reserve. The
 Company believes that the amount due will be recovered in full through guaranteed donations. Mr. Cole's wife, Elizabeth Cole, is employed by the Foundation at an annual salary of $80,000 per year.

         Prior to August 5, 2004, Unzipped Apparel, LLC, was managed by Sweet Sportswear, Inc, ("Sweet"), a stockholder of the Company that beneficially owned more than five percent of the Company's common stock at the end of the 11-month Current year, pursuant to a Management Agreement. Unzipped also had a supply agreement with Azteca Production International, Inc. ("Azteca") and a distribution agreement with Apparel Distribution Services, LLC ("ADS"). All of these entities are owned or controlled by Hubert Guez, a former director of the Company.

         Prior to August 5, 2004, there was a distribution agreement between Unzipped and ADS pursuant to which Unzipped paid ADS a per unit fee for warehousing and distribution functions and per unit fee for processing and invoicing orders. The agreement also provided for reimbursement for certain operating costs incurred by ADS and charges for special handling fees at hourly rates approved by management. Prior to August 5, 2004, there was also a supply agreement in effect between Unzipped and Azteca pursuant to which Unzipped paid Azteca cost plus 6% for goods, and was entitled to up to 30 days in which to pay Azteca.

         Prior to August 5, 2004, Azteca allocated expenses to Unzipped for Unzipped's use of a portion of Azteca's office space, design and production team and support personnel. Unzipped also occupied office space in a building rented by ADS and Commerce Clothing Company, LLC (Commerce), a related party to Azteca.

         On August 5, 2004, Unzipped terminated the Management Agreement with Sweet, the supply agreement with Azteca and the distribution agreement with ADS and commenced a lawsuit against Sweet, Azteca, ADS and Hubert Guez.

         The related party transactions, most of which are being disputed in the litigation referred to above, are summarized as follows (000's omitted):

                                                                        11-month
                                                                      Current Year    Fiscal 2004

Products purchased from Azteca                                          $ 22,886       $50,907
Allocated office space, design and production team and support
    personnel expense from Azteca                                            118           452
Management fee                                                                 -             -
Shortfall payment per Management Agreement                                 7,566         1,626
Interest expense paid on Azteca subordinated debt                              -             -
Expenses of distribution services per distribution agreement with ADS      2,405         3,262

         At December 31, 2004, the Company included in accounts payable and accrued expenses due to Azteca and ADS $847,000 and $2.3 million, respectively. These amounts, however, are in dispute in the litigation.

         The Company has an agreement with UCC Funding Corporation ("UCC") pursuant to which UCC will advise the Company with respect to certain acquisitions (the "Acquisition Agreement"). Robert D'Loren, a former director of the Company, is the President of UCC. In connection with the services provided in the Acquisition Agreement with UCC, Mr. D'Loren, the sole shareholder of UCC, received 50,000 stock options. Under the Acquisition Agreement, UCC receives a fee upon the consummation of an acquisition, plus a percentage of revenue generated to the Company by the acquisition. In addition, UCC is entitled to receive a percentage of the gross revenues that the Company derives from the BADGLEY MISCHKA trademark and all derivative trademarks, which right was assigned to Content Holding, which is owned by Mr. D'Loren. In addition, should the Company sell all or substantially all of the acquired assets, UCC will receive a cash payment calculated under a formula based on the sales price

         The Company had a license for BONGO branded bags and small leather/PVC goods which commenced in Fiscal 2002 with Innovo Group, Inc. ("Innovo"), a company controlled by Hubert Guez. Under this license, which was terminated in December 2004, the Company recorded $136,000, $126,000 and $214,000 in royalty income in the 11-month Current Year, Fiscal 2004 and Fiscal 2003, respectively, and royalties receivable from Innovo were $4,000, $6,000 and $179,000 at December 31, 2004, January 31, 2004 and 2003, respectively.

                             AUDIT COMMITTEE REPORT

                  In March 2005, the Audit Committee met with management and representatives of BDO Seidman, LLP to review and discuss the audit and the procedures and timing of the audit. In April 2005, the Audit Committee met with management and representatives of BDO Seidman, LLP to review and discuss the audited financial statements. The Audit Committee also conducted discussions with the Company's independent auditors, BDO Seidman, LLP, regarding the matters required by the Statement on Auditing Standards No. 61. As required by Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees," the Audit Committee has discussed with and received the required written disclosures and confirming letter from BDO Seidman, LLP regarding its independence and has discussed with BDO Seidman, LLP its independence. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the period February 1, 2004 through December 31, 2004.

The Audit Committee

Steven Mendelow
Michael Groveman
Drew Cohen



                                   PROPOSAL I

                               RATIFICATION OF THE
            APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

                  BDO Seidman, LLP has audited and reported upon the financial statements of the Company for the 11 month fiscal year ended December 31, 2004. The Audit Committee of the Board of Directors has re-appointed BDO Seidman, LLP as the Company's independent registered public accountants for the Company's fiscal year ending December 31, 2005. Although stockholder approval of the appointment of BDO Seidman, LLP is not required by law, the Audit Committee and the Board of Directors believe that it is advisable to give stockholders an opportunity to ratify this appointment. Furthermore, although the appointment of BDO Seidman, LLP is being submitted for stockholder ratification, the Audit Committee reserves the right, even after ratification by stockholders, to change the appointment of BDO Seidman, LLP the Company's independent registered public accountants, at any time during the 2005 fiscal year, if it deems such change to be in the best interests of the Company. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

                  In addition to retaining BDO Seidman, LLP to audit the Company's financial statements, the Company engages BDO Seidman, LLP from time to time to perform other services. The following sets forth the aggregate fees billed by BDO Seidman, LLP to the Company in connection with services rendered during the 11-month Current Year and the Fiscal Year ended January 31, 2004 ("Fiscal 2004").

                  Audit Fees. The aggregate fees billed by BDO Seidman, LLP for professional services rendered for the audit of the Company's annual financial statements for the 11-month Current Year and Fiscal 2004 and the review of the financial statements included in the Company's Forms 10-Q for the 11-month Current Year and Fiscal 2004 totaled $168,700, and $318,500, respectively.
                  Audit-Related Fees. There were $30,000 and $13,000 aggregate fees billed by BDO Seidman, LLP for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements for the 11-month Current Year and Fiscal 2004, respectively, and that are not disclosed in the paragraph captions "Audit Fees" above. The majority of the audit-related fees in Fiscal 2004 were related to the audit of the financial statements of the Company's subsidiary, IP Holdings, and of the Candie's Foundation. In Fiscal 2003, the majority of these fees were related to the Company's acquisition on Unzipped Apparel LLC and an SEC investigation.
                  Tax Fees. The aggregate fees billed by BDO Seidman, LLP for professional services rendered for tax compliance, for the 11-month Current Year and Fiscal 2004, were $64,000, and $69,500, respectively. The aggregate fees billed by BDO Seidman, LLP for professional services rendered for tax advice and tax planning, for the 11-month Current Year and Fiscal 2004, were $2,090 and $17,100, respectively.
                  All Other Fees. There were no fees billed by BDO Seidman, LLP for products and services, other than the services described in the paragraphs captions "Audit Fees", "Audit-Related Fees", and "Tax Fees" above for the 11-month Current Year and Fiscal 2004.

                  The Audit Committee has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit services provided by BDO Seidman in the 11-month Current Year. Consistent with the Audit Committee's responsibility for engaging the Company's independent auditors, all audit and permitted non-audit services require pre-approval by the Audit Committee. The full Audit Committee approves proposed services and fee estimates for these services. The Audit Committee chairperson or their designee has been designated by the Audit Committee to approve any services arising during the year that were not pre-approved by the Audit Committee. Services approved by the Audit Committee chairperson are communicated to the full Audit Committee at its next regular meeting and the Audit Committee reviews services and fees for the fiscal year at each such meeting. Pursuant to these procedures, the Audit Committee approved all the foregoing audit services and permissible non-audit services provided by BDO Seidman, LLP.

                  The Audit Committee has considered whether the provision of services covered in the preceding paragraph is compatible with maintaining BDO Seidman, LLP's independence.

Recommendation

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.



                  STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING



                  Stockholders who wish to present proposals appropriate for consideration at the Company's annual meeting of stockholders to be held in the year 2006 must submit the proposal in proper form to the Company at its address set forth on the first page of this proxy statement and in accordance with applicable regulations of the SEC not later than March 28, 2006 in order for the proposition to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

                   If a stockholder submits a proposal after the March 28, 2006 deadline but still wishes to present the proposal at the Company's Annual Meeting of Stockholders (but not in the Company's proxy statement) for the fiscal year ending December 31, 2005, the proposal, which must be presented in a manner consistent with the Company's By-Laws and applicable law, must be submitted to the Secretary of the Company in proper form at the address set forth above no later than June 16, 2006. The Company did not receive notice of any proposed matter to be submitted by stockholders for a vote at this Annual Meeting and, therefore, in accordance with Exchange Act Rule 14a-4(c) any proxies held by persons designated as proxies by the Company's Board of Directors and received in respect of this Annual Meeting will be voted in the discretion of the Company's management on such other matter which may properly come before the Annual Meeting. Moreover, if the Company does not receive notice by June 16, 2006 of a proposed matter to be submitted by a stockholder for stockholders vote at the Annual Meeting of Stockholders for the fiscal year ending December 31, 2005, then, in accordance with Exchange Act Rule 14a-4(c) any proxies held by persons designated as proxies by the Company's Board of Directors in respect of such Annual Meeting may be voted at the discretion of such persons on such matter if it shall properly come before such Annual Meeting.


                                OTHER INFORMATION

                  Proxies for the Annual Meeting will be solicited by mail and through brokerage institutions and all expenses involved, including printing and postage, will be paid by the Company.

                  A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE 11 MONTH PERIOD ENDED DECEMBER 31, 2004 ON FORM 10-K IS BEING FURNISHED HEREWITH TO EACH STOCKHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON JULY 19, 2005. ADDITIONAL COPIES OF SUCH ANNUAL REPORT WILL BE PROVIDED FOR A NOMINAL CHARGE UPON WRITTEN REQUEST TO:

                            ICONIX BRAND GROUP, INC.
                              215 WEST 40TH STREET
                            NEW YORK, NEW YORK 10018
                         ATTENTION: DEBORAH SORELL STEHR

                  The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

                                By order of the Board of Directors,

                                Neil Cole,
                                Chairman of the Board,
                                President and Chief Executive Officer

July 26, 2005

      PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AUGUST 25, 2005.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                            ICONIX BRAND GROUP, INC.
                              215 West 40th Street
                            New York, New York 10018


         The undersigned hereby appoints NEIL COLE and WARREN CLAMEN, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of Iconix Brand Group, Inc. (the "Company") on Thursday, August 25, 2005, at the offices of the Company, 215 West 40th Street, New York, NY 10018 or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:


       (Continued, and to be marked, dated and signed, on the other side)

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

                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE
------------------------------------------------------------------------------------------------------------------------------------

                                      PROXY

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BELOW. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES AND THE PROPOSALS LISTED BELOW.

1.       ELECTION OF DIRECTORS:               FOR  WITHHOLD    2.RATIFICATION  OF  THE  APPOINTMENT  OF  BDO   FOR  AGAINST  ABSTAIN
                                                   AUTHORITY     SEIDMAN,  LLP AS THE COMPANY'S  INDEPENDENT   |_|   |_|       |_|
(INSTRUCTION:   To  withhold  authority  to   |_|     |_|        REGISTERED   PUBLIC   ACCOUNTANTS  FOR  THE
vote for any individual  nominee,  strike a                      FISCAL YEAR ENDING DECEMBER 31, 2005.
line  through  that  nominee's  name in the
list below.)

Neil Cole, William Sweedler, Barry Emanuel, Steven Mendelow,   3.In their discretion, the Proxies are authorized to vote upon such
Michael Caruso, Michael Groveman and Drew Cohen                  other business as may properly come before the meeting.

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|                                                            |
|                                                            |                                    COMPANY ID:
|                                                            |
|                                                            |                                   PROXY NUMBER:
|                                                            |
|                                                            |                                  ACCOUNT NUMBER:
|                                                            |
--------------------------------------------------------------

Signature ___________________________________________  Signature ______________________________________________ Date ______________

NOTE: Please sign exactly as name appears hereon. Whenshares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Ifa corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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